Exhibit 3.16

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:14 PM 12/14/2007
FILED 03:03 PM 12/14/2007
SRV 071325113 - 3768651 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

AECOM International, Inc., a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of AECOM International, Inc., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a special meeting of the Board of Directors of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, That the Certificate of Incorporation of this corporation be amended by changing the First Article thereof so that, as amended said Article should be read as follows:

FIRST: The name of the corporation is changed from AECOM International, Inc. to AECOM International Development, Inc.

SECOND:                                       That thereafter, pursuant to resolution of its Board of Directors held on December 13, 2007, in accordance with Section 222 of the General Corporation Law of the State of Delaware an affirmative vote of the Board resulted in adoption of the amendment.

THIRD:                                                 That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:                                     That the Certificate of Amendment of the Certificate of Incorporation shall be effective on December 17, 2007.

IN WITNESS WHEREOF, AECOM International, Inc. has caused this certificate to be signed this 14th day of December 2007.

/s/ Sharron Bratrud
By: Sharron Bratrud, Authorized Person

[ILLEGIBLE]
My Commission Expires February 29, 2012

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:36 AM 11/26/2007
FILED 11:12 AM 11/26/2007
SRV 071250770 - 3768615 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Planning and Development Collaborative International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Planning and Development Collaborative International, Inc., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a special meeting of the Board of Directors of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, That the Certificate of Incorporation of this corporation be amended by changing the First Article thereof so that, as amended said Article should be read as follows:

FIRST: The name of the corporation is AECOM International, Inc.

SECOND:                                       That thereafter, pursuant to resolution of its Board of Directors held on November 5, 2007, in accordance with Section 222 of the General Corporation Law of the State of Delaware an affirmative vote of the Board resulted in adoption of the amendment.

THIRD:                                                  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:                                     That the Certificate of Amendment of the Certificate of Incorporation shall be effective on December 1, 2007.

IN WITNESS WHEREOF, Planning and Development Collaborative International, Inc., has caused this certificate to be signed this 21 day of November 2007.

/s/ Duane Kissick
By: Duane Kissick, President

[ILLEGIBLE]
My commission expires February 29, 2012.

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:02 PM 02/24/2004
FILED 02:18 PM 02/24/2004
SRV 040131162 - 3768615 FILE

CERTIFICATE OF INCORPORATION

OF

PADCO MERGER SUB, INC.

FIRST: The name of the corporation is PADCO Merger Sub, Inc.

SECOND: The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, par value $.01 per share (the “Common Stock”).

FIFTH: The business and affairs of the corporation shall be managed by and under the direction of the Board of Directors.

SIXTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The liability of a director of the corporation to the corporation or its stockholders for monetary damages shall be eliminated to the fullest extent permissible under applicable law in the event it is determined that Delaware law does not apply. The corporation is authorized to provide by bylaw, agreement or otherwise for indemnification of directors, officers, employees and agents for breach of duty to the corporation and its stockholders in excess of the indemnification otherwise permitted by applicable law. Any repeal or modification of this Article shall not result in any liability for a director with respect to any action or omission occurring prior to such repeal or modification.

SEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and by this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

EIGHTH: In addition to the other powers expressly granted by statute, the Board of Directors of the corporation shall have the power to adopt, repeal, alter or amend the bylaws of the corporation.

NINTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

TENTH: The name and mailing address of the incorporator is Eric Chen, c/o AECOM Technology Corporation, 555 S. Flower Street, Suite 3700, Los Angeles, CA 90071.

I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware and the acts amendatory thereof and supplemental thereto, make and file this Certificate of Incorporation hereby declaring and certifying that the facts herein stated are true as of February 24, 2004

/s/ Eric Chen
Eric Chen

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State of Delaware
Secretary of State
Division of Corporations
Delivered 08:15 PM 03/31/2004
FILED 06:40 PM 03/31/2004
SRV 040238991 - 3768615 FILE

CERTIFICATE OF MERGER

OF

PADCO, INC.,

INTO

PADCO MERGER SUB, INC.

The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

Name	State of Incorporation

PADCO, Inc.	District of Columbia
PADCO Merger Sub, Inc.	Delaware

SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

THIRD: PADCO, Inc. has authorized capital of 150,000 shares of common stock, par value $0.10 per share.

FOURTH: That the name of the surviving corporation of the merger (the “Surviving Corporation”) is PADCO Merger Sub, Inc., the name of which shall immediately be changed to “Planning and Development Collaborative International, Inc.”

FIFTH: That the Certificate of Incorporation of the Surviving Corporation, shall, upon consummation of the merger, be amended and restated in its entirety as set forth on Appendix A attached to this Certificate of Merger.

SIXTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 555 S. Flower Street, Suite 3700, Los Angeles, California 90071.

SEVENTH: That a copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the constituent corporations.

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IN WITNESS WHEREOF, the constituent corporations to the merger have each caused this Certificate of Meager to be executed by its duly authorized officer this 31st day of March 2004.

PADCO, INC.

By:	/s/ Duane Kissick
Name: Duane Kissick
Title: President and Chief Executive Officer

PADCO MERGER SUB, INC.

By:	/s/ Eric Chen
Name: Eric Chen
Title: President

Appendix A

CERTIFICATE OF INCORPORATION

OF

PLANNING AND DEVELOPMENT COLLABORATIVE INTERNATIONAL, INC.

(a Delaware Corporation)

Name

1.                                      One: The name of the corporation is Planning and Development Collaborative International, Inc. (hereinafter called the “Corporation”).

Address

Two: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

Purpose

Three: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Authorized Shares

Four: The total number of shares which the Corporation shall have authority to issue is one thousand (1,000) shares, all of which shall be shares of Common Stock with a par value of $0.001 per share.

Director Power

Five: The directors shall have the power to adopt, amend or repeal Bylaws, except as may otherwise be provided in the Bylaws.

Director Liability

Six: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as the same may be amended or supplemented.

Corporation Rights

Seven: The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors are granted subject to such reservation.

OFFICE OF RECORDER OF DEED

Corporation Division

Sixth and D Streets, N. W.

Washington, D. C. 20001

CERTIFICATE

THIS IS TO CERTIFY that all applicable provisions of the District of Columbia Business Corporation Act have been compiled with and ACCORDINGLY this Certificate of Incorporation is hereby issued to PADCO, INC.

as of June 18, 1979

PETER S. RIDLEY,
Recorder of Deeds, D.C.

By	John M. Duty
Assistant Superintendent of Corporations

I certify that I have compared this copy with the original and it is a true and complete copy.
	Signed:	Suzanne H. Jackson	Date:	10/15/91
Suzanne H. Jackson Attorney at Law Ayuda Inc. 1738 Columbia Road, N.W. Washington, D.C. 20009 D.C. Bar #426221 Admitted to practice in the District of Columbia.

Government of the District of Columbia

Form RDC 33

Rev. Jul 1863

District of Columbia
Filing Fee	$20.00
Indexing Fee	2.00
Initial License Fee	20.00
Total	$42.00

ARTICLES OF INCORPORATION

OF

PADCO, INC.

We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the District of Columbia Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

First:                                                                     The name of the corporation is PADCO, INC.

Second:                                                    The period of its duration is perpetual.

Third:                                                               The purposes for which the corporation is organized are:

To engage in and carry on the business of providing consulting services to governments and private clients in planning for urbanization.

To conduct business in the District of Columbia and elsewhere, including any of the states, territories, colonies or dependencies of the United States and any and all foreign countries, have one or more offices therein, and therein to hold, purchase, let, mortgage and convey real and personal property, except as and when forbidden by local laws.

In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of the District of Columbia upon corporations formed under the laws of the District of Columbia, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects

FILED	JUN 18 1979

BY	[ILLEGIBLE]

and purposes.

Fourth:                                                        The aggregate number of shares which the corporation is authorized to issue is 150,000 divided into one class. The designation of the class, the number of shares of the class, and the par value of the shares of the class is as follows:

Number of			Par Value
Shares	Class	Series	per Share

150,000	Common	—	$0.10

Fifth:                                                                  There are no preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of common stock.

Sixth:                                                                The corporation will not commence business until at least one thousand dollars has been received by it as consideration for the issuance of shares.

Seventh:                                                There are no provisions limiting or denying to shareholders the preemptive right to acquire additional shares of the corporation.

Eighth:                                                         Provisions for the regulation of the internal affairs of the corporation are as provided in the by-laws.

Ninth:                                                              The address, including street and number, of the initial registered office of the corporation is: 1834 Jefferson Place, N.W., Washington, D.C. 20036, and the name of the initial registered agent at such address is Alfred P. Van Huyck. The address, including street and number, in the District of Columbia where it conducts its principal business is 1834 Jefferson Place, Northwest, Washington, D.C. 20036.

Tenth:                                                            The number of directors constituting the initial board of directors of the corporation is 7 and the names and addresses, including street and number, of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

Name	Address

Alfred P. Van Huyck	1834 Jefferson Place, N.W.
Washington, D.C. 20036

Thomas Deen	7798 Old Springhouse Road
McLean, Virginia 22101

John D. Herbert	1834 Jefferson Place. N.W.
Washington, D.C. 20036

Name	Address

Philip Eammer	1140 Connecticut Avenue, N.W. #510
Washington, D.C. 20035

Alan M. Voorhees	7798 Old Springhouse Road
McLean, Virginia 22101

Colin Rosser	Walnut Cottage
Shiplake Rise
Eenley, Oxfordshire, England

David J. Oakley	7 Netherfield Road
Earpenden, Eerts, England

Eleventh: The name and address, including street and number of each incorporator is:

Name	Address

Raymond M. Jacobson	1000 Connecticut Avenue, N.W. #9
Washington, D.C. 20036

Jacqueline A. Bryte	1700 K Street, N.W. #801
Washington, D.C. 20006

Martin Sterenbuch	1700 K Street, N.W. #801
Washington, D.C. 20006.

Dated: May 8, 1979

[ILLEGIBLE]

[ILLEGIBLE]

[ILLEGIBLE]

I certify that I have compared this copy with the original and it is a true and complete copy.
	Signed:	Suzanne H. Jackson	Date:	10/15/91
Suzanne H. Jackson Attorney at Law Ayuda Inc. 1736 Columbia Road, N.W. Washington, D.C. 20009 DC Bar #426221 Admitted to practice in the District of Columbia.

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